UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): November 12, 2013 (November 5, 2013)

QC Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Kansas	000-50840	48-1209939
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9401 Indian Creek Parkway, Suite 1500 Overland Park, Kansas 66210
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (913) 234-5000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 12, 2013, QC Holdings, Inc. issued a press release announcing its financial results for the three months and nine months ended September 30, 2013. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The attached press release includes adjusted EBITDA, which is a financial measure that management uses and that the company believes may be useful to investors. Adjusted EBITDA is calculated as net income before interest, taxes, depreciation and amortization expenses, adjusted to exclude the charges related to stock options and restricted stock awards, non-cash gains or losses associated with property dispositions and foreign currency transactions, and discontinued operations. The three months and nine months ended September 30, 2013 include additional adjustments to EBITDA related to severance and related costs in connection with a first quarter 2013 restructuring plan that the company undertook due to a decline in loan volumes over the past few years as a result of shifting customer demand, the sluggish economy, regulatory changes and increasing competition in the short-term credit industry. For the nine months ended September 30, 2012, adjusted EBITDA excludes a non-cash gain due to the reduction in the liability that was recorded to estimate the fair value of the contingent supplemental earn-out payment in connection with the company's third quarter 2011 acquisition of Direct Credit Holdings Inc. In addition, the results for the nine months ended September 30, 2012 include an adjustment to EBITDA in connection with the cash settlement of an expiring life insurance policy. Reconciliation of this non-GAAP measure is included in a schedule to the press release filed with this report.

This non-GAAP financial measure is intended to supplement the company's financial information prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) included in the press release by providing management and investors with additional insight regarding results of operations. Management uses adjusted EBITDA as a non-GAAP performance measure. Management regularly reviews adjusted EBITDA as it assesses its current and prospective operating results. Management uses adjusted EBITDA in its strategic planning for the company and in evaluating the results of operations of the company. The compensation committee has used adjusted EBITDA in evaluating the performance of the company and management and in evaluating certain components of executive compensation, including performance-based annual incentive programs. Reconciliation of this non-GAAP measure is included in a schedule to the press release filed with this report. Management believes adjusted EBITDA is useful to management and may be useful to investors because certain of the adjusted items represent non-cash charges to net income, and certain of the adjusted items can fluctuate significantly from period-to-period, due in part to the timing of equity-based awards for compensation purposes.

Management recognizes that its use of adjusted EBITDA has various limitations, including the fact that the adjusted items may be a normally recurring expense or may involve the actual use of cash. Nonetheless, management believes that this adjusted EBITDA measure provides additional insight for investors into the operating results and business trends of the company.

The information in Item 2.02 of this report and in the exhibit attached to this report is not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 or 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the accompanying exhibit is not incorporated by reference into any filing with the SEC made by the registrant, whether made before or after the date of this report, regardless of any general incorporation language in that filing.

Item 8.01. Other Events.

In connection with the November 12, 2013 amendment to the company's credit agreement, the company is prohibited from paying any dividends through September 30, 2014, the maturity of the facility. As a result, on November 5, 2013, the company's board of directors suspended the regular quarterly dividend of $0.05 per share.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
99.1	QC Holdings, Inc. Press Release issued November 12, 2013, reporting the three months and nine months ended September 30, 2013 financial results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2013	QC Holdings, Inc.
	By:	/s/ DOUGLAS E. NICKERSON Douglas E. Nickerson Chief Financial Officer